Exhibit 10.17

YELP INC.

STOCK OPTION GRANT NOTICE

(2012 EQUITY INCENTIVE PLAN)

Yelp Inc. (the “Company”) hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth in this notice, in the Option Agreement and in the 2012 Equity Incentive Plan (the “Plan”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement. If there is any conflict between the terms in the Option and the Plan, the terms of the Plan will control.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	☐ Incentive Stock Option ☐ Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:	[The Option vests with respect to 25% of the total number of shares of Common Stock subject to this option (rounded down to the nearest whole share) one year after the Vesting Commencement Date, and as to 1/48th of the shares (rounded down to the nearest whole share, except for the last vesting installment) each month thereafter, subject to Optionholder’s Continuous Service with the Company through each such vesting date.]

Payment:	By one or a combination of the following items:

☒       By cash or check

☒       Pursuant to a Regulation T Program, if the Common Stock is publicly traded

☒       By delivery of already-owned shares, if the Common Stock is publicly traded

☒       If and only to the extent this option is a Nonstatutory Stock Option, and subject to the Company’s consent at the time of exercise, by a “net exercise” arrangement

Additional Terms/Acknowledgements: Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement, the Plan and the stock plan prospectus for this Plan. As of the Date of Grant, this Stock Option Grant Notice, the Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the this option award and supersede all prior oral and written agreements on this option award, with the exception, if applicable, of (i) the written employment agreement or offer letter agreement entered into between the Company and Optionholder specifying the terms that should govern this option, (ii) the Company’s Executive Severance Plan, and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

YELP INC.		OPTIONHOLDER:

By:
	Signature		Signature
Title:		Date:
Date:

ATTACHMENTS: Option Agreement, 2012 Equity Incentive Plan

Yelp Inc.

2012 Equity Incentive Plan

Option Agreement

(Incentive Stock Option or Nonstatutory Stock Option)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Yelp Inc. (the “Company”) has granted you an option under its 2012 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control. Defined terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1. VESTING. Your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments as provided in the Plan.

3. EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES. If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your option until you have completed at least six months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your option as to any vested portion prior to such six month anniversary in the case of (i) your death or disability, (ii) a Corporate Transaction in which your option is not assumed, continued or substituted, (iii) a Change in Control, or (iv) your termination of Continuous Service on your “retirement” (as defined in the Company’s benefit plans).

4. EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). This option may not be exercised prior to vesting.

5. METHOD OF PAYMENT. You must pay the full amount of the exercise price for the shares you wish to exercise. You may pay the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) Provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”.

(b) Provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. You may not exercise your option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c) If this option is a Nonstatutory Stock Option, subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. You must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter if those shares (i) are used to pay the exercise price pursuant to the “net exercise,” (ii) are delivered to you as a result of such exercise, and (iii) are withheld to satisfy your tax withholding obligations.

6. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

7. SECURITIES LAW COMPLIANCE. In no event may you exercise your option unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

8. TERM. You may not exercise your option before the Date of Grant or after the expiration of the option’s term. The term of your option expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause (as defined in the Plan);

(b) three months after the termination of your Continuous Service for any reason other than Cause, your Disability or your death (except as otherwise provided in Section 8(d) below); provided, however, that if during any part of such three month period your option is not exercisable solely because doing so would violate the registration requirements under the Securities Act, your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three months after the termination of your Continuous Service; provided further, that if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option will not expire until the earlier of (x) the later of (A) the date that is seven months after the Date of Grant, and (B) the date that is three months after the termination of your Continuous Service, and (y) the Expiration Date;

(c) 12 months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 8(d));

(d) 18 months after your death if you die either during your Continuous Service or within three months after your Continuous Service terminates for any reason other than Cause;

(e) the Expiration Date indicated in your Grant Notice; or

(f) the day before the tenth anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you exercise your option more than three months after the date your employment with the Company or an Affiliate terminates.

9. EXERCISE.

(a) You may exercise the vested portion of your option during its term by (i) delivering a Notice of Exercise (in a form designated by the Company), or making the required electronic election with the Company’s designated broker, and (ii) paying the exercise price and any applicable withholding taxes to the Company’s stock plan administrator, or to such other person as the Company may designate, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

(c) If your option is an Incentive Stock Option, by exercising your option, you agree that you will notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two years after the Date of Grant or within one year after the effective date of your exercise.

10. TRANSFERABILITY. Except as otherwise provided in this Section 10, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

(a) Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b) Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to the terms of a domestic relations order or official marital settlement agreement that contains the information required by the Company to effectuate the transfer. You are encouraged to contact the Company’s General Counsel regarding the proposed terms of any division of this option prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. If this option is an Incentive Stock Option, this option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(c) Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

11. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

12. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b) If this option is a Nonstatutory Stock Option, then upon your request and subject to approval by the Company and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes).

(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company will have no obligation to issue a certificate for such shares of Common Stock unless such obligations are satisfied.

13. TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option.

14. NOTICES. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your option and those of the Plan, the provisions of the Plan will control.

16. OTHER DOCUMENTS. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the

Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

17. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of this option will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

18. VOTING RIGHTS. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this option until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this option, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

19. SEVERABILITY. If all or any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

20. MISCELLANEOUS.

(a) The rights and obligations of the Company under your option will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your option.

(c) You acknowledge and agree that you have reviewed your option in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your option, and fully understand all provisions of your option.

(d) This Option Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Option Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

*        *        *

This Option Agreement will be deemed to be signed by you upon the signing by you of the Stock Option Grant Notice to which it is attached.

YELP INC.

RESTRICTED STOCK UNIT GRANT NOTICE

2012 EQUITY INCENTIVE PLAN

Yelp Inc. (the “Company”) hereby awards to Participant the number of restricted stock units (“RSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Notice, the 2012 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Award Agreement will have the same definitions as in the Plan or the Award Agreement. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of RSUs:

Vesting Schedule:	[The Company will obtain guidance from Compensia as to the appropriate vesting schedule.]

Issuance Schedule:	Subject to any change on a Capitalization Adjustment, one share of Common Stock will be issued for each RSU which vests at the time set forth in Section 26 of the Award Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Award Agreement, the Plan and the stock plan prospectus for this Plan. As of the Date of Grant, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the terms of the Award, with the exception, if applicable, of (i) the written employment agreement or offer letter agreement entered into between the Company and Participant specifying the terms that should govern this Award, (ii) the Company’s Executive Severance Benefit Plan, and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. By accepting this Award, you consent to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

YELP INC.		PARTICIPANT:

By:
	Signature		Signature
Title:		Date:
Date:

ATTACHMENTS: Award Agreement, 2012 Equity Incentive Plan

YELP INC.

2012 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”) and in consideration of your services, Yelp Inc. (the “Company”) has awarded you a Restricted Stock Unit award (the “Award”) under its 2012 Equity Incentive Plan (the “Plan”) for the number of Restricted Stock Units indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan. In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1. GRANT OF THE AWARD. This Award represents your right to be issued on a future date one share of the Company’s Common Stock for each Restricted Stock Unit that vests.

2. VESTING. Your Restricted Stock Units will vest as provided in the Grant Notice. Vesting will cease upon the termination of your Continuous Service. Any Restricted Stock Units that have not yet vested will be forfeited on the termination of your Continuous Service.

3. NUMBER OF RESTRICTED STOCK UNITS & SHARES OF COMMON STOCK.

(a) The Restricted Stock Units subject to your Award will be adjusted for Capitalization Adjustments, as provided in the Plan.

(b) Any additional Restricted Stock Units and any shares, cash or other property that become subject to the Award pursuant to this Section 3 will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and shares covered by your Award.

(c) No fractional shares or rights for fractional shares of Common Stock will be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.

4. SECURITIES LAW COMPLIANCE. You will not be issued any Common Stock underlying the Restricted Stock Units or other shares with respect to your Restricted Stock Units unless either (i) the shares are registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive shares underlying your Restricted Stock Units if the Company determines that such receipt would not be in material compliance with such laws and regulations.

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5. TRANSFERABILITY. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of any portion of the Restricted Stock Units or the shares in respect of your Restricted Stock Units. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units.

(a) Death. Your Restricted Stock Units are not transferable other than by will and by the laws of descent and distribution. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect transactions under the Plan, designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Common Stock or other consideration to which you were entitled at the time of your death pursuant to this Agreement. In the absence of such a designation, your executor or administrator of your estate will be entitled to receive, on behalf of your estate, such Common Stock or other consideration.

(b) Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Common Stock or other consideration under your Restricted Stock Units, pursuant to the terms of a domestic relations order or official marital settlement agreement that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss with the Company’s General Counsel the proposed terms of any such transfer prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. The Company is not obligated to allow you to transfer your Award in connection with your domestic relations order or marital settlement agreement.

6. DATE OF ISSUANCE.

(a) The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulation Section 1.409A-1(b)(4) and will be construed and administered in such a manner.

(b) Subject to the satisfaction of the withholding obligations set forth in Section 10 of this Agreement, in the event one or more Restricted Stock Units vests, the Company will issue to you, on the applicable vesting date, one share of Common Stock for each Restricted Stock Unit that vests and such issuance date is referred to as the “Original Issuance Date.” If the Original Issuance Date falls on a date that is not a business day, delivery will instead occur on the next following business day.

(c) However, if (i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock

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market (including but not limited to under a previously established Company-approved 10b5-1 trading plan), and (ii) the Company elects, prior to the Original Issuance Date, (1) not to satisfy the Withholding Taxes described in Section 10 by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, (2) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 10 of this Agreement (including but not limited to a commitment under a previously established Company-approved 10b5-1 trading plan), and (3) not to permit you to pay your Withholding Taxes in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulation Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulation Section 1.409A-1(d).

7. DIVIDENDS. You will receive no benefit or adjustment to your Restricted Stock Units with respect to any cash dividend, stock dividend or other distribution except as provided in the Plan with respect to a Capitalization Adjustment.

8. RESTRICTIVE LEGENDS. The Common Stock issued with respect to your Restricted Stock Units will be endorsed with appropriate legends determined by the Company.

9. AWARD NOT A SERVICE CONTRACT. Your Continuous Service is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Agreement (including, but not limited to, the vesting of your Restricted Stock Units or the issuance of the shares subject to your Restricted Stock Units), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

10. WITHHOLDING OBLIGATIONS.

(a) On each vesting date, and on or before the time you receive a distribution of the shares underlying your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). Specifically, the Company or an Affiliate may, in its sole discretion,

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satisfy all or any portion of the Withholding Taxes relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Restricted Stock Units to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with your Restricted Stock Units with a Fair Market Value (measured as of the date shares of Common Stock are issued to you) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b) Unless the Withholding Taxes of the Company and/or any Affiliate are satisfied, the Company will have no obligation to deliver to you any Common Stock.

(c) In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

11. UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of vested Restricted Stock Units, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

12. OTHER DOCUMENTS. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

13. NOTICES. Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in

4.

the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided in this Agreement, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control.

16. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

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18. AMENDMENT. Any amendment to this Agreement must be in writing, signed by a duly authorized representative of the Company. The Board reserves the right to amend this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, interpretation, ruling, or judicial decision.

19. COMPLIANCE WITH SECTION 409A OF THE CODE. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4). However, if this Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and therefore deemed to be deferred compensation subject to, Section 409A of the Code, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled dates and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

20. NO OBLIGATION TO MINIMIZE TAXES. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

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This Restricted Stock Unit Agreement will be deemed to be signed by you upon the signing by you of the Restricted Stock Unit Grant Notice to which it is attached.

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